Exhibit 10(f)

ONCOR ELECTRIC DELIVERY COMPANY LLC

EIGHTH AMENDED AND RESTATED

EXECUTIVE ANNUAL INCENTIVE PLAN

Plan Document

Effective as of December 31, 2021

Exhibit 10(f)

Contents

Eighth Amended and Restated Executive Annual Incentive Plan

Article I.Purpose       1

Article II.Definitions       1

Article III.Eligibility and Participation       2

Article IV.Establishment of Performance Goals       3

Article V. Establishment of Awards       3

Article VI.Determination of Individual Participant Awards and Application of

Individual Performance Modifier       3

Article VII.Payment of Awards       4

Article VIII.Termination of Employment and Partial Awards       4

Article IX.Administrative Provisions       5

Exhibit 10(f)

ONCOR ELECTRIC DELIVERY COMPANY LLC

EIGHTH AMENDED AND RESTATED EXECUTIVE ANNUAL INCENTIVE PLAN

Article I.Purpose.

The Oncor Electric Delivery Company LLC Eighth Amended and Restated Executive Annual Incentive Plan (the “Plan”) is effective as of December 31, 2021.  The Plan provides for annual bonus incentive award opportunities for eligible Participants payable in cash. The Plan amends and restates in its entirety the Seventh Amended and Restated Executive Annual Incentive Plan effective as of January 1, 2020.

The principal purposes of the Plan are to attract, motivate and retain key employees; to align the interests of Participants and the Company by rewarding performance that satisfies established performance goals; to motivate Participant behaviors that drive successful results at the Company and individual levels; and to support collaboration across essential organizational interfaces.

Article II.Definitions.

When used in the Plan, the following terms shall have the meanings set forth below:

(a) “Additional Persons” means such other individuals who are not Executive Officers, under the Plan, but who are senior officers or key employees identified by the O&C Committee, in consultation with the Company CEO.

(b) “Award” means the amount payable to a Participant under this Plan for any Plan Year, as determined in accordance with the terms of the Plan.

(c) “Base Salary” means the annualized base salary designated for the Participant in the payroll records of the Company, prior to any deferrals, and excluding any overtime pay, bonuses, incentive compensation, expense reimbursements and fringe benefits of any kind for the applicable Plan Year.

(d) “Company” means Oncor Electric Delivery Company LLC, a Delaware limited liability company, and its successors and assigns.
(e) “Company CEO” means the Chief Executive of the Company.

(f) “Disability” or “Disabled” means disability as defined under the long-term disability benefit offered under the Oncor Electric Delivery Company LLC Employee Welfare Benefit Plan, or any predecessor or successor plan providing long-term disability benefits.

(g) “Executive Officers” means the Company CEO and other Executive Officers, as defined under the charter of the O&C Committee.
(h) “Executive Team” means the group of Executive Officers of the Company referred to internally as the Senior Leadership Team.
(i) “Final Funding Percentage” means the percentage that is determined by the O&C Committee for each Plan Year in accordance with Article V.B. of this Plan.

(j) “Individual Performance Modifier” means a percentage based on individual Participant performance established by the O&C Committee for Executive Officers and Additional Persons or the Executive Team for other Participants, in accordance with Article VI., and used in determining a Participant’s Award.  The Individual Performance Modifier may be based on factors which include, without limitation, Company financial or operational measures, individual management and other goals, personal job objectives and competencies, the demonstration of team building and support attributes, and general demeanor and behavior.

(k) “O&C Committee” means the Organization and Compensation Committee of the Board of Directors of the Company.
(l) “Operational Metric(s)” means the operational or other metrics that the O&C Committee elects to apply in determining the Final Funding Percentage for a particular Plan Year.

(m) “Operational Metric Funding Percentage” means a percentage established by the O&C Committee based on the total amount or level of attainment of the threshold, target, superior and/or other performance level measurement of the Operational Metrics set by the O&C Committee for a particular Plan Year

(n) “Participant” means an individual (i) who is an elected officer of the Company having a title of vice president or above, Assistant Secretary, Controller or Treasurer or who is designated as an Additional Person, and (ii) who is employed by the Company for a period of three full months during the Plan Year.

(o) “Plan” means this Eighth Amended and Restated Executive Annual Incentive Plan.
(p) “Plan Year” means the twelve (12) month period beginning each January 1 and ending December 31.

(q) “Retirement” means a Participant’s termination of employment with the Company upon attaining at least age 55 and completing at least 15 years of Accredited Service, as defined under the Oncor Retirement Plan or a successor plan.

(r) “Target Award” means an Award amount for an individual Participant equal to a percentage of the Participant’s Base Salary, which is anticipated based on target or 100% achievement of the Operational Metrics and individual Participant performance.  The Target Award shall be used in calculating an individual’s actual Award for a Plan year.

(s)  “Total Weighted Operational Metric Funding Percentage” means a percentage calculated by adding together the weighted Operational Metric Funding Percentage for each Operational Metric in a given Plan Year. The weighted Operational Metric Funding Percentage for each Operational Metric shall be determined by multiplying the Operational Metric Funding Percentage by the weighted percentage level assigned to such Operational Metric by the O&C Committee for a particular Plan Year.

Article III.Eligibility and Participation.

All individuals who, as of the first day of a Plan Year, meet the definition of a Participant hereunder, shall be eligible to participate in this Plan for such Plan Year.  Awards, if any, for individuals who become Participants during the Plan Year or whose participation in this Plan is terminated during the Plan Year, shall be determined under, and in accordance with, Article VIII. hereof.   Participation in this Plan for any Plan Year shall not entitle an individual to future participation.

Article IV.Establishment of Performance Goals.

For each Plan Year, the O&C Committee will establish: (i) the Operational Metrics and the applicable threshold, target, superior, aspirational and/or other performance level measurements for such Operational Metrics, (ii) the weighting of each Operational Metric to be used in calculating the Total Weighted Operational Metric Funding Percentage, and (iii) the Target Award for Executive Officers and Additional Persons. For each Plan Year, the Executive Team will determine the Target Award for each Participant, other than for Executive Officers and Additional Persons. Such determinations by the O&C Committee and the Executive Team shall be made at such times and shall be based on such criteria as the O&C Committee and the Executive Team shall determine, respectively, in their sole discretion.  The O&C Committee and the Executive Team shall each have full authority and discretion, for any particular Plan Year, to modify at any time prior to the payout of the Award, if any, for such Plan Year any of their respective determinations hereunder, with respect to all Participants or any individual Participant, including, without limitation, determinations which affect the calculation or amount of Awards, the Final Funding Percentage or the Individual Performance Modifier.  Once determined, or modified, such determinations shall be communicated to the affected Participants in such form and manner as the Executive Team determines to be appropriate.

Article V.Establishment of Awards.

After the end of each Plan Year, the O&C Committee shall certify the amount or level of the Company’s Operational Metrics attained. The O&C Committee shall also determine the Total Weighted Operational Metric Funding Percentage and the resulting Final Funding Percentage for the Plan Year.

A.Determination of the Total Weighted Operational Metric Funding Percentage.

The Operational Metric Funding Percentage for each Operational Metric shall be determined by the Company’s level of achievement of each of the operational metrics set by the O&C Committee for the Plan Year. Each Operational Metric Funding Percentage shall then be multiplied by the weighting percentage of such Operational Metric as set by the O&C Committee, and adjusted by any Operational Metric modifiers set by the O&C Committee for the Plan Year, to determine a weighted Operational Metric Funding Percentage. The weighted Operational Metric Funding Percentages shall be added together to determine the Total Weighted Operational Metric Funding Percentage.

B.Determination of the Final Funding Percentage.

The Final Funding Percentage is equal to the Total Weighted Operational Metric Funding Percentage unless the Total Weighted Operational Metric Funding Percentage is less than 50% or more than 150%, in which case the Final Funding Percentage is 50% or 150%, respectively.

Article VI.Determination of Individual Participant Awards and Application of Individual Performance Modifier.

A.Determination of Individual Participant Awards.

Each Participant’s Award for a Plan Year will be determined after the end of each Plan Year by multiplying the Participant’s Target Award by the Final Funding Percentage; and multiplying such amount by the applicable Individual Performance Modifier determined in accordance with Article VI.B. below.  The O&C Committee shall determine each Award for Executive Officers and Additional Persons and the Executive Team shall determine each Award for other Participants.

B.Application of Individual Performance Modifier.

(i)As described in Article VI.A. above, the amount determined by multiplying the Participant’s Target Award by the Final Funding Percentage shall be adjusted by applying the Individual Performance Modifier for each Participant in the sole discretion of (a) the O&C Committee, in the case of Executive Officers or Additional Persons, or (b) the Executive Team, in the case of all other Participants.

(ii)The Participant’s Individual Performance Modifier shall be established by the O&C Committee or the Executive Team, as applicable, in its sole discretion within the range of plus fifty percent (+50%) and minus fifty percent (-50%), or such other range as may be determined by the O&C Committee or the Executive Team, as applicable.

Article VII.Payment of Awards.

All Awards will be paid in the form of a lump sum cash payment to Participants by March 15 of the year following the end of the Plan Year to which the Award relates, subject to applicable tax withholding requirements.

Article VIII.Termination of Employment and Partial Awards.

Participation in the Plan shall cease immediately upon a Participant’s termination of employment with the Company for any reason (with or without cause), including as a result of the Participant’s death, Disability, Retirement, or transfer to an affiliate of the Company.  However, the Participant may be eligible for a partial award for the Plan Year in which termination of employment occurs, in accordance with and subject to the provisions of Articles VIII.B. and VIII.C.  An individual who becomes a Participant during the Plan Year, may, in the sole discretion of the Executive Team (or, in the case of a Participant who is an Executive Officer or Additional Person, in the discretion of the O&C Committee), be entitled to receive payment of a partial Award, prorated for the number of months that the individual was a Participant as of the 15th day of such month during the Plan Year.

A.Resignation or Termination.

If a Participant voluntarily resigns his/her employment with the Company or is terminated (with or without cause) by the Company for reasons other than death, Disability or Retirement, such Participant shall forfeit any right to receive an Award for the Plan Year in which such resignation or termination takes place, or to receive in the future payment of an Award previously earned as of the prior Plan Year end.

B.Death, Disability or Retirement.

Notwithstanding the foregoing, if a Participant’s employment terminates as a result of the Participant’s death, Disability or Retirement during a Plan Year after having attained at least three (3) full months of participation in the Plan during such Plan Year, the Participant, or the Participant’s beneficiary in the case of the Participant’s death, may, in the sole discretion of the Executive Team (or, in the case of a Participant who is an Executive Officer or Additional Person, in the discretion of the O&C Committee), be entitled to receive payment of a partial Award, prorated for the number of months that the individual was a Participant during the Plan Year in which such death, Disability or Retirement takes place.  For purposes of applying this proration, a month shall include each month during which the individual was employed by the Company on the 15th day of such month prior to the individual’s death, Disability or Retirement, as the case may be.  Any such Award shall be paid at the same time and in the same form that all other Awards are paid for such Plan Year.  The decisions of the Executive Team (or, in the case of a Participant who is an Executive Officer or Additional Person, the decisions of the O&C Committee) with respect to such Awards shall be final and binding on all parties.  For purposes of this provision, a Participant’s beneficiary shall be his/her surviving spouse or, if he/she has no surviving spouse, his/her estate.

C.Transfers.

If a Participant (i) transfers employment to an affiliate of the Company after having attained at least three (3) full months of participation in the Plan during the Plan Year, and (ii) continues to be employed by an affiliate of the Company through the remainder of the Plan Year, such individual shall, based on criteria determined by the Executive Team in its sole discretion (or, in the case of a Participant who is an Executive Officer or Additional Person, based on criteria determined by the O&C Committee in its sole discretion), be entitled to receive a partial Award hereunder, prorated on the basis of the number of months such individual was employed by the Company during the Plan Year.  For purposes of applying this proration, a Participant shall be deemed to have been employed by the Company for a month if such Participant was employed by the Company on the 15th day of such month.  Any such Award shall be paid at the same time and in the same form that all other Awards are paid for such Plan Year under this Plan.  The decisions of the Executive Team (or, in the case of a Participant who is an Executive Officer or Additional Person, the decisions of the O&C Committee) with respect to such Awards shall be final and binding on all parties.

Article IX.Administrative Provisions.

A.Administration.

The O&C Committee and its members, jointly with the Company CEO and any other individual to whom the O&C Committee and the Company CEO have delegated their responsibilities regarding the administration of this Plan, shall have full authority, discretion and power necessary or desirable to administer and interpret this Plan.  Without in any way limiting the foregoing, all such individuals shall have complete authority, discretion and power to:  (i) determine the Participants for each Plan Year; (ii) evaluate and determine the performance of Participants; (iii) determine the Individual Performance Modifier applicable to each Participant (iv) determine the amount of the Award for each Participant; (v) interpret the provisions of this Plan and any other documentation used in connection with this Plan, including documentation specifying individual performance goals, Award opportunities and the like; (vi)  establish and interpret rules and procedures (written or by practice) for the administration of the Plan; and (vii) make all other determinations and take all other actions necessary or desirable for the administration or interpretation of this Plan.  All actions, decisions and interpretations of such individuals shall be final, conclusive and binding on all parties.

B.No Right to Continued Employment.

Nothing in this Plan shall be deemed by implication, action or otherwise to constitute a contract of employment, or otherwise to provide a Participant with any right of continued employment or impose any limitation on any right of the Company to terminate a Participant’s employment at any time.

C.No Assignment.

A Participant or Participant’s beneficiary shall have no right to anticipate, alienate, sell, transfer, assign, pledge or encumber any right to receive any Award made under the Plan, nor will any Participant or Participant’s beneficiary have any lien on any assets of the Company, or any affiliate thereof, by reason of any Award made under the Plan.  No Award shall be in any manner subject to the debts, contracts, liabilities, engagements, or torts of any Participant.

D.Withholding.

The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan.

E.Amendment of Plan.

The Plan may be amended, suspended or terminated at any time and from time to time, by action of the O&C Committee, provided no such amendment, suspension or termination adversely affects any Participant’s right to receive any amount to which they have become entitled under the terms of this Plan prior to such amendment, suspension or termination.  In order to be effective, any amendment of this Plan or any Award must be in writing.  No oral statement, representation or the like shall have the effect of amending or modifying this Plan or any Award, or otherwise have any binding effect on the Company, the O&C Committee, the Executive Team, or any individual who has been delegated authority by the O&C Committee or the Executive Team to administer this Plan.

F.No Obligation to Continue Plan.

The adoption of the Plan does not imply any commitment to continue to maintain the Plan, or any modified version of the Plan, or any other plan for incentive compensation, for any succeeding year.

G.Governing Law.

The Plan shall be construed in accordance with, and governed by, the laws of the State of Texas, without regard to its conflicts of laws doctrine.  Any disputes arising under this Plan and any action to enforce any provisions hereof, shall be maintained exclusively in the appropriate courts of Dallas County, Texas.

H.Severability.

In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

I.No Funding.

All payments to be made hereunder shall be paid from the general assets of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  No Participant shall have any right, title, or interest whatsoever in or to any amounts under the Plan prior to receipt.   Nothing contained in the Plan, and no actions taken pursuant to its provisions, shall create or be construed to create a trust or fund of any kind, or a fiduciary relationship between the Company and any other person.  The rights of any Participant or beneficiary to any amounts hereunder shall be no greater than those of an unsecured general creditor of the Company.

J.Limitation of Liability.

Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of this Plan, the Company, the O&C Committee and its members, the Executive Team and its members, and any other entity or individual administering any aspect of this Plan shall be held harmless by the Participants and their respective representatives, heirs, successors, and assigns, against liability or losses occurring by reason of any act or omission under the Plan.

K.Successors.

This Plan may be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any person, firm, corporation, or business entity which at any time, whether by merger or purchase, or otherwise, acquires all or substantially all of the assets, equity, or business of the Company.

Executed February 24, 2022, to be effective as of December 31, 2021.

Oncor Electric Delivery Company LLC

By: /s/ Angela Guillory

Angela Guillory

Senior Vice President

Human Resources and Corporate Affairs